UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
                                  July 1, 1997


                       Community Bankshares Incorporated
             (Exact name of registrant as specified in its charter)

                       Community Bankshares Incorporated
                           200 North Sycamore Street
                           Petersburg, Virginia 23804
                                 (804) 861-2320
   (Address and Telephone Number of Registrant's Principal Executive Offices)


        Virginia                     0-13100                  54-1290793
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)

                              Nathan S. Jones, 3rd
                     President and Chief Executive Officer
                       Community Bankshares Incorporated
                           200 North Sycamore Street
                           Petersburg, Virginia 23804
                                 (804) 861-2320
           (Name, address and telephone number of agent for service)

Item 2.   Acquisition of Assets

Date and Manner of Acquisition

         On January 14, 1997, the Board of Directors for Community Bankshares Incorporated (CBI) voted to enter into an Agreement and Plan for Reorganization (the plan) with County Bank of Chesterfield (CBOC) to combine their businesses. CBOC is a state bank with its principal office located in Chesterfield County, Virginia. The combination of the two companies will be consummated through a Share Exchange under Virginia law. Under the terms of the Plan, CBOC would become a wholly-owned subsidiary of CBI. On June 4, 1997, the stockholders of CBI and CBOC approved the agreement and plan for reorganization. The transaction will be accounted for as a pooling of interest. CBI has received an opinion from its independent accountant that the transaction does qualify for such accounting treatment.


Description of Assets and Identity of the Seller of the Assets

                          COUNTY BANK OF CHESTERFIELD

Business

         CBOC is a full service commercial bank operating in Chesterfield County, Virginia. CBOC opened for business in September 1986 with one location at 10400 Hull Street Road. In July 1988, it opened a second location at 6435 Ironbridge Road. A third branch office, located at 13241 River's Bend Boulevard, opened in March 1997. CBOC expects to continue to provide the banking services described herein.

         In October 1995, CBOC sold 258,750 shares of common stock in a public offering. In 1994 and the first six months of 1995, CBOC's total assets were expanding and, additionally, it was considering a third branch location. The purpose of the offering was to support continued asset growth and the investment in a third branch.

         The primary service areas of CBOC consist of the major traffic corridors upon which its three banking facilities are located, 10400 Hull Street Road (Route 360), 6435 Ironbridge Road (Route 10) and 13241 River's Bend Boulevard. According to deposit statistics reported as of June 30, 1994, CBOC had deposits of approximately $63.9 million in Chesterfield County, or approximately 3.7% of all deposits maintained by financial institutions within the County. CBOC solicits business from individuals and small- to medium-sized businesses in these primary service areas. CBOC's present intention is to continue to concentrate its activities in its current service area, which CBOC believes is an attractive area in which to operate.

         CBOC provides a wide range of banking and related services, including checking and savings accounts, certificates of deposit and other depository services and loan services to individuals and businesses. No material portion of CBOC's deposits has been obtained from a single or small group of customers and the loss of deposits of any one customer or of a small group of customers would not have a material adverse effect on the business of CBOC. During 1993, CBOC formed CBC Insurance Agency, Inc., a wholly-owned subsidiary. CBC Insurance Agency, Inc. owns a 6.0% interest in Bankers Title, Inc., a title agency owned by financial institutions in central Virginia.

         CBOC is organized under the Virginia Banking Act, as amended. It is subject to regulation and examination by the Virginia State Corporation Commission, the Federal Reserve, and the Federal Deposit Insurance Corporation. Various requirements and restrictions under the laws of the United States and the Commonwealth of Virginia affect the operations of CBOC, including the requirement to maintain reserves against deposits, restrictions on the nature and amount of loans which may be made and the interest that may be charged thereon, and restrictions relating to investments and other activities of CBOC.

         The accounts of CBOC's depositors are insured up to $100,000 for each account holder by the Federal Deposit Insurance Corporation, an instrumentality of the United States Government. Insurance of CBOC's accounts is subject to the statutes and regulations governing insured banks, to examination by the Federal Deposit Insurance Corporation, and to certain limitations and restrictions imposed by that agency.

         As of June 30, 1997, there were 793,175 shares of Common Stock outstanding held by 724 holders of record.


Properties

         CBOC's principal office is located in Chesterfield County at 10400 Hull Street Road, Midlothian, Virginia 23112. The mailing address is County Bank of Chesterfield, 10400 Hull Street Road, Midlothian, Virginia 23112. In addition to its principal office, all branches are located in Chesterfield County. Branch addresses are provided below:

            Irongate Branch                    River's Bend Branch
            6435 Ironbridge Road               13241 River's Bend Boulevard
            Richmond, Virginia  23234          Chester, Virginia  23831
            (Chesterfield County)              (Chesterfield County)
            Opened July 1988                   Opened March 1997

         The primary service area of CBOC consists of Chesterfield County, Virginia.


Employees

         CBOC employed 43 persons at December 31, 1996. Of these 38 were full-time employees and 5 were part-time employees. The relationship between CBOC and its employees is good.

Amount of Consideration and Sources of Funds Used for the Acquisition

         McKinnon & Company, Inc. (McKinnon), an investment banking firm, was engaged by CBI and CBOC in November 1996 to serve as their financial advisor and to determine a fair exchange ratio of shares of CBI for each share of CBOC common stock and each option of CBOC outstanding. After several meetings with the management of CBI and CBOC in November and December 1996 and a review of relevant public and private information, McKinnon determined a fair exchange ratio from a financial point of view. On November 29, 1996, McKinnon met with the Boards of Directors of CBI and CBOC respectively to present its analysis and evaluation of a fair exchange ratio. On December 23, 1996, McKinnon met with the Boards of Directors of CBI and CBOC, along with respective legal and accounting representatives, and gave its verbal opinion that the Share Exchange as specified in the Agreement and Plan of Reorganization dated January 14, 1997, whereby each share of CBOC would be exchanged for 1.1054 shares of CBI Common Stock, was fair to the shareholders of CBI and CBOC from a financial point of view at such date.

         At the effective date of the Reorganization, each outstanding share of CBOC Common Stock, except for shares as to which dissenters' rights have been duly exercised, shall be exchanged for 1.1054 shares of CBI Common Stock and cash in lieu of any fractional share. Thus the lower the price of CBI Common Stock at the effective date of the Reorganization, the lower the dollar value of CBI Common Stock CBOC shareholders will receive as a result of the Reorganization. Conversely the higher the price of CBI Common Stock at the effective date of the Reorganization, the higher the dollar value of CBI Common Stock CBOC shareholders will receive as a result of the Reorganization.

         As of June 30, 1997, CBI's closing price on the OTC Bulletin Board was $19.00, which calculates to a price for CBOC Shareholders of $21.00 per share of CBOC Common Stock.

Item 7.   Financial Statements and Exhibits

County Bank of Chesterfield Financial Information

       A.  Annual Report 1996
       B.  Interim Financial Statements (Unaudited):
              Statements of Condition - June 30, 1997 and 1996
              Statements of Operations - Six Months Ended June 30, 1997 and 1996

Pro Forma Condensed Financial Information (Unaudited)

       A.  Pro Forma Condensed Balance Sheets
       B.  Pro Forma Condensed Statements of Income

[KPMG LOGO]


                     COUNTY BANK OF CHESTERFIELD
                     AND SUBSIDIARY

                     Consolidated Financial Statements

                     December 31, 1996, 1995 and 1994

                     (With Independent Auditors' Report Thereon)

[KPMG Peat Marwick LLP LOGO]

      Suite 1900
      1021 East Cary Street
      Richmond, VA 23219-4023


Independent Auditors' Report

The Board of Directors
County Bank of Chesterfield:


We have audited the consolidated balance sheets of County Bank of Chesterfield and subsidiary (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of County Bank of Chesterfield and subsidiary as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                    /s/ KPMG Peat Marwick LLP


January 14, 1997

COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 1996 and 1995


------------------------------------------------------------------------------------------------------

Assets                                                                       1996              1995
------------------------------------------------------------------------------------------------------
Cash and due from banks (notes 2 and 11)                               $   3,552,843         2,282,871

Federal funds sold (note 11)                                               4,418,000         3,228,000

Interest-bearing deposits in other depository institutions (note 11)       1,170,024           865,226

Investment securities, at amortized cost (fair value of
     $1,320,854 in 1996 and $1,295,000 in 1995) (notes 3 and 11)           1,398,813         1,398,371

Securities available for sale, at fair value (notes 3 and 11)             17,992,834        21,055,076

Loans (notes 4 and 11)                                                    48,480,067        42,624,204
     Less allowance for loan losses (note 4)                                 754,337           614,604
------------------------------------------------------------------------------------------------------

Net loans                                                                 47,725,730        42,009,600
------------------------------------------------------------------------------------------------------

Premises and equipment, net (note 5)                                       1,802,213         1,285,274

Accrued interest receivable                                                  564,832           576,053

Other real estate owned, net                                                 563,265           755,543

Deferred income tax benefit (note 6)                                         201,150             8,743

Prepaid expenses and other assets                                            106,785           103,717
------------------------------------------------------------------------------------------------------

Total assets                                                           $  79,496,489        73,568,474
------------------------------------------------------------------------------------------------------
                                                                                           (Continued)


COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY


------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity                                       1996              1995
------------------------------------------------------------------------------------------------------
Deposits (note 11):
     Demand                                                            $  10,612,482         8,165,116
     Interest-bearing transaction accounts                                12,197,589        10,452,624
     Savings                                                               3,791,319         3,622,058
     Consumer certificates                                                34,988,425        34,632,957
     Certificates of deposit $100,000 and over                             8,812,277         8,196,133
------------------------------------------------------------------------------------------------------

Total deposits                                                            70,402,092        65,068,888

Accrued interest and other liabilities                                       503,865           497,750
------------------------------------------------------------------------------------------------------

Total liabilities                                                         70,905,957        65,566,638
------------------------------------------------------------------------------------------------------

Stockholders' equity (notes 7 and 9):
     Common stock, $5 par value.  Authorized 3,000,000
        shares; issued and outstanding 793,175 shares                      3,965,875         3,965,875
     Surplus                                                               2,609,615         2,609,615
     Retained earnings                                                     2,135,348         1,352,421
     Net unrealized gain (loss) on securities available
        for sale (net of income tax benefit of $61,976 in 1996
        and income tax expense of $38,083 in 1995)                          (120,306)           73,925
------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                 8,590,532         8,001,836

Commitments and contingencies (notes 8 and 10)
------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                             $  79,496,489        73,568,474
------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY

Consolidated Statements of Income

Years ended December 31, 1996, 1995 and 1994


-----------------------------------------------------------------------------------------------------------------

                                                                       1996              1995             1994
-----------------------------------------------------------------------------------------------------------------
Income from earning assets:
     Interest and fees on loans (note 4)                          $  4,746,354         4,116,700        3,593,865
     Interest on deposits in other institutions                         53,341            47,034           63,602
     Interest on federal funds sold                                    108,905           158,456           42,158
     Interest on investment securities and securities available
         for sale                                                    1,258,581         1,171,622        1,002,433
-----------------------------------------------------------------------------------------------------------------

Total income from earning assets                                     6,167,181         5,493,812        4,702,058
-----------------------------------------------------------------------------------------------------------------

Interest expense:
     Interest on savings and other time deposits                     2,497,143         2,409,835        1,810,512
     Interest on certificates of deposit $100,000 and over             495,187           395,740          336,429
-----------------------------------------------------------------------------------------------------------------

Total interest expense                                               2,992,330         2,805,575        2,146,941
-----------------------------------------------------------------------------------------------------------------

Net interest income from earning assets                              3,174,851         2,688,237        2,555,117

Provision for loan losses (note 4)                                     130,000            50,000          245,000
-----------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan losses                  3,044,851         2,638,237        2,310,117
-----------------------------------------------------------------------------------------------------------------

Other operating income:
     Service charges on deposit accounts                               337,535           328,723          287,592
     Other fees and commissions                                        127,832           131,372          141,243
     Gain on sales of securities, net (note 3)                           2,978             8,656            4,706
-----------------------------------------------------------------------------------------------------------------

Total other operating income                                           468,345           468,751          433,541
-----------------------------------------------------------------------------------------------------------------

Other operating expenses:
     Salaries and employee benefits                                  1,313,249         1,120,649        1,052,698
     Occupancy expenses                                                309,002           320,092          279,712
     FDIC assessments                                                    2,000            69,439          125,614
     Other expenses                                                    768,428           781,535          616,016
-----------------------------------------------------------------------------------------------------------------

Total other operating expenses                                       2,392,679         2,291,715        2,074,040
-----------------------------------------------------------------------------------------------------------------

Income before income taxes                                           1,120,517           815,273          669,618

Income tax expense (note 6)                                            290,000           190,000          155,000
-----------------------------------------------------------------------------------------------------------------

Net income                                                        $    830,517           625,273          514,618
-----------------------------------------------------------------------------------------------------------------

Net income per share                                              $       1.05              1.03              .96
-----------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding                             793,175           609,741          534,100
-----------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders' Equity

Years ended December 31, 1996, 1995 and 1994

--------------------------------------------------------------------------------



                                                                                                             Net
                                                                                                      unrealized
                                                                                                     gain (loss)
                                                Common stock                                       on securities
                                          ----------------------------                  Retained       available
                                              Shares      Amount         Surplus        earnings        for sale          Total
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1993                 534,100    $ 2,670,500     1,335,287        239,235               -      4,245,022

Cumulative effect of change in
     accounting for securities available
     for sale, net of income taxes of
     $49,265                                       -              -             -              -          95,631         95,631

Net income                                         -              -             -        514,618               -        514,618

Change in net unrealized gain (loss)
     on securities available for sale, net
     of income taxes of $173,445                   -              -             -              -        (336,687)      (336,687)
--------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1994                 534,100      2,670,500     1,335,287        753,853        (241,056)     4,518,584

Cash dividends declared on common
     stock ($.05 per share)                        -              -             -        (26,705)              -        (26,705)

Sale of common stock (note 7)                259,075      1,295,375     1,274,328              -               -      2,569,703

Net income                                         -              -             -        625,273               -        625,273

Change in net unrealized gain (loss)
     on securities available for sale, net
     of income taxes of $162,263                   -              -             -              -         314,981        314,981
--------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1995                 793,175      3,965,875     2,609,615      1,352,421          73,925      8,001,836

Cash dividends declared on common
     stock ($.06 per share)                        -              -             -        (47,590)              -        (47,590)

Net income                                         -              -             -        830,517               -        830,517

Change in net unrealized gain (loss)
     on securities available for sale, net
     of income taxes of $100,059                   -              -             -              -        (194,231)      (194,231)
--------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1996                 793,175    $ 3,965,875     2,609,615      2,135,348        (120,306)     8,590,532
--------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 1996, 1995 and 1994


-------------------------------------------------------------------------------------------------------------------------------

                                                                                       1996            1995             1994
-------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Net income                                                                 $      830,517         625,273          514,618
    Adjustments to reconcile net income to net cash and
      cash equivalents provided by operating activities:
        Depreciation of premises and equipment                                        139,911         143,672          141,853
        Amortization of purchased software                                             19,955          21,865           21,569
        Provision for loan losses                                                     130,000          50,000          245,000
        Provision for losses on other real estate owned                                33,000         120,000                -
        Provision for deferred income tax expense (benefit)                           (92,348)        (70,234)          31,740
        Gains on sales of securities, net                                              (2,978)         (8,656)          (4,706)
        (Increase) decrease in accrued interest receivable                             11,221        (115,153)         (94,361)
        Loss on sales of other real estate owned                                            -               -            5,000
        (Increase) decrease in prepaid expenses and other assets                      (11,791)        112,237          (64,143)
        Increase (decrease) in accrued interest and other liabilities                   6,115         201,432           81,910
        Other, net                                                                     16,074          11,742            3,274
-------------------------------------------------------------------------------------------------------------------------------

Total adjustments                                                                     249,159         466,905          367,136
-------------------------------------------------------------------------------------------------------------------------------

Net cash and cash equivalents provided by operating activities                      1,079,676       1,092,178          881,754
-------------------------------------------------------------------------------------------------------------------------------

    Cash flows from investing activities:
      Purchases of interest-bearing deposits in other depository institutions        (595,000)       (285,886)        (289,782)
      Maturities of interest-bearing deposits in other depository institutions        295,000          99,000          730,000
      Sales of interest-bearing deposits in other depository institutions                   -          96,819          297,823
      Purchases of investment securities                                                    -               -       (6,382,797)
      Maturities and repayments of investment securities                                    -         147,814        1,682,361
      Purchase of securities available for sale                                    (5,540,708)     (6,421,806)      (1,496,190)
      Proceeds from sales of securities available for sale                          6,927,717       2,011,599        1,896,084
      Maturities and repayments of securities available for sale                    1,362,607         615,258          331,631
      Net increase in loans                                                        (5,846,130)     (5,017,560)      (2,571,099)
      Purchases of premises and equipment                                            (656,850)        (67,653)         (38,930)
      Proceeds from the disposition of other real estate owned                        159,278          62,188           90,939
      Purchases of software                                                           (11,232)         (9,437)               -
-------------------------------------------------------------------------------------------------------------------------------

Net cash and cash equivalents used in investing activities                         (3,905,318)     (8,769,664)      (5,749,960)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    (Continued)

COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY


-------------------------------------------------------------------------------------------------------------------------------

                                                                                      1996            1995             1994
-------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Net increase (decrease) in demand and savings accounts                     $    4,361,592         246,956       (1,897,026)
    Net increase in certificates of deposit                                           971,612       5,659,534        4,973,241
    Proceeds from issuance of stock, net                                                    -       2,569,703                -
    Dividends paid                                                                    (47,590)        (26,705)               -
-------------------------------------------------------------------------------------------------------------------------------

Net cash and cash equivalents provided by financing activities                      5,285,614       8,449,488        3,076,215
-------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                2,459,972         772,002       (1,791,991)

Cash and cash equivalents at the beginning of year                                  5,510,871       4,738,869        6,530,860
-------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at the end of year                                   $    7,970,843       5,510,871        4,738,869
-------------------------------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information:
    Interest paid                                                              $    2,967,083       2,717,708        2,104,741
    Income taxes paid                                                                 255,000         143,825           61,900
-------------------------------------------------------------------------------------------------------------------------------

Supplemental disclosures of non-cash investing activities:
    Increase in other real estate owned as a result of loan
      foreclosures                                                             $            -         130,000                -
    Increase in securities available for sale as a result of
      transfers from investment securities                                                  -      12,845,033                -
    Loans charged off                                                                 120,387         148,279          270,155
-------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 1996, 1995 and 1994


   (1)   Summary of Significant Accounting Policies

         County Bank of Chesterfield ("the Bank") and subsidiary (together "the Company") was incorporated on September 27, 1985 and opened for business on September 8, 1986. The Bank provides a full range of banking services to individuals and corporate customers and is subject to competition from other financial institutions. The Bank is also subject to the regulations of the Federal Reserve System and the State Corporation Commission of Virginia, and it undergoes periodic examinations by these regulatory authorities. The most recent regulatory examination was conducted as of September 30, 1995. During 1993, County Bank of Chesterfield formed CBC Insurance Agency, Inc., a wholly-owned subsidiary. CBC Insurance Agency, Inc. owns a 6% interest in Bankers Title Inc., a title agency owned by financial institutions in central Virginia.

         Use of Estimates

         The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions when preparing the consolidated financial statements. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. These areas and other significant accounting policies affecting the consolidated financial statements are discussed below.

         Cash and Cash Equivalents

         For purposes of the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks with original maturities of three months or less, and federal funds sold. Generally, federal funds are sold for one day periods.

         Investment Securities and Securities Available for Sale

         Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. In accordance with SFAS No. 115, when securities are purchased, they are classified as investment securities when management has the positive intent and the Company has the ability at the time of purchase to hold them until maturity. Investment securities are carried at cost adjusted for amortization of premiums and accretion of discounts. Unrealized losses in this portfolio are not recognized unless management believes that other than a temporary decline in value has occurred.


                                                                     (Continued)

COUNTY BANK OF CHESTERFIELD AND SUBSIDIARY

Notes to Consolidated Financial Statements


   (1)   Continued

         Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale. Securities available for sale are recorded at fair value, based on quoted market prices. The net unrealized holding gain or loss on securities available for sale, net of deferred income taxes, is included as a separate component of stockholders' equity. A decline in the fair value of any securities available for sale below cost, that is deemed other than temporary, is charged to earnings resulting in a new cost basis for the security. Costs of securities sold are determined on the basis of specific identification.

         Loans

         Loans are stated at the amount of unpaid principal reduced by an allowance for loan losses. Interest on loans is computed by methods that generally result in level rates of return on outstanding principal balances. The accrual of interest on loans is discontinued when the collection of principal or interest is legally barred or considered by management to be highly unlikely. When interest accruals are discontinued, interest credited to income in the current year is reversed and interest accrued in prior years and uncollected is charged to the allowance for loan losses.

         Certain loan fees and related direct costs of loan origination are netted and amortized as a component of interest income on loans over the life of the related loans in accordance with Statement of Financial Accounting Standards No. 91.

         Allowance for Loan Losses

         The Bank maintains an allowance for loan losses through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes that the collectibility of the principal is unlikely. Recoveries of amounts previously charged off are credited to the allowance. The charge to expense is based on management's periodic evaluation of the loan portfolio with consideration given to the overall loss experience, delinquency data, financial condition of the borrowers, impairment analysis of certain specific loans, and general economic conditions.

         Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly those affecting real estate values.


                                                                     (Continued)

   (1)   Continued

         In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

         On January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan (SFAS 114), as amended by SFAS 118. SFAS 114, as amended by SFAS 118, requires that impaired loans within the scope of the statements be presented in the Company's financial statements at the present value of expected future cash flows or at the fair value of the loan's collateral. A valuation allowance is required to the extent that the measure of the impaired loans is less than the recorded investment. SFAS 114 does not apply to larger groups of homogeneous loans such as real estate mortgage, installment, home equity and card loans, which are collectively evaluated for impairment. The impact of adopting SFAS 114, as amended, was immaterial to the Bank's consolidated financial statements as of and for the year ended December 31, 1995.

         Premises and Equipment

         Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are charged to expense over the estimated useful lives of the assets and are computed using the straight-line method for financial reporting purposes and accelerated methods for tax purposes. The costs of major improvements are capitalized, while the costs of ordinary maintenance and repairs are charged to expense as incurred.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Other Real Estate Owned

         Other real estate owned consists of real estate held for resale which was acquired through foreclosure on loans secured by real estate and land previously held for future branch development. Other real estate owned is initially recorded at the lower of the recorded investment in the loan or fair market value of the property less estimated selling costs. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses. Subsequent declines in market value of foreclosed property held in other real estate are recognized through an allowance for losses and a charge to earnings.


                                                                     (Continued)

   (1)   Continued

         Expenses incurred in connection with operating the properties and gains or losses upon sale are included in other expenses.

         Earnings Per Share

         Earnings per share have been computed on the basis of the weighted average number of shares outstanding during the year. The assumed exercise of stock options has not been included in the computations because the resulting dilution is not material.


   (2)   Cash and Due from Banks

         As a member of the Federal Reserve System, the Bank is required to maintain certain daily reserve balances. The average reserve balances maintained in accordance with such requirements for the weeks including December 31, 1996 and 1995 were approximately $103,600 and $94,300, respectively.


   (3)   Investment Securities and Securities Available for Sale

         The following table shows amortized cost, gross unrealized gains and losses and fair value of investment securities as of December 31, 1996 and 1995:



                                                                           1996
                                             --------------------------------------------------------------
                                                                     Gross           Gross
                                                 Amortized      unrealized      unrealized            Fair
                                                      cost           gains          losses           value
-----------------------------------------------------------------------------------------------------------
Investment securities - U.S. Government
     and agencies                          $     1,398,813           2,243          80,202       1,320,854
-----------------------------------------------------------------------------------------------------------



                                                                           1995
                                             --------------------------------------------------------------
                                                                     Gross           Gross
                                                 Amortized      unrealized      unrealized            Fair
                                                      cost           gains          losses           value
-----------------------------------------------------------------------------------------------------------
Investment securities - U.S. Government
     and agencies                          $     1,398,371           1,629         105,000       1,295,000
-----------------------------------------------------------------------------------------------------------

                                                                     (Continued)

   (3)   Continued

         The following table shows amortized cost, gross unrealized gains and losses and fair value of securities available for sale as of December 31, 1996 and 1995:



                                                                           1996
                                             --------------------------------------------------------------
                                                                     Gross           Gross
                                                 Amortized      unrealized      unrealized            Fair
                                                      cost           gains          losses           value
-----------------------------------------------------------------------------------------------------------
U.S. Government and agencies               $    11,706,771           2,871         224,463      11,485,179
States and political subdivisions                5,550,490          79,852          28,658       5,601,684
Federal Reserve Bank stock                         197,250               -               -         197,250
Other securities                                   720,605              61          11,945         708,721
-----------------------------------------------------------------------------------------------------------

Total securities available for sale        $    18,175,116          82,784         265,066      17,992,834
-----------------------------------------------------------------------------------------------------------



                                                                           1995
                                             --------------------------------------------------------------
                                                                     Gross           Gross
                                                 Amortized      unrealized      unrealized            Fair
                                                      cost           gains          losses           value
-----------------------------------------------------------------------------------------------------------
U.S. Government and agencies               $    12,133,557          91,583         104,674      12,120,466
States and political subdivisions                7,196,079         156,872          28,326       7,324,625
Federal Reserve Bank stock                         120,150               -               -         120,150
Other securities                                 1,493,282          16,388          19,835       1,489,835
-----------------------------------------------------------------------------------------------------------

Total securities available for sale        $    20,943,068         264,843         152,835      21,055,076
-----------------------------------------------------------------------------------------------------------


         Proceeds from sales of securities available for sale were $6,927,717, $2,011,599 and $1,896,084 in 1996, 1995 and 1994, respectively. These sales resulted in gross gains of $45,184, $8,656 and $5,270 in 1996, 1995 and 1994, respectively, and gross losses of $42,206 and $564 in 1996 and 1994, respectively.

         As a member of the Federal Reserve System, the Bank is required to hold capital stock of the Federal Reserve Bank of Richmond. The amount required to be held is based on six percent of qualifying capital and surplus.

         In December 1995, upon issuance of implementation guidance for SFAS No. 115 by the Financial Accounting Standards Board, the Company transferred investment securities with an amortized cost of $12,845,033 and fair value of $12,932,782 to securities available for sale.

         Securities available for sale having a fair value of $992,499 at December 31, 1996 and 1995 were pledged to secure deposits and to meet other legal requirements.

                                                                     (Continued)

   (3)   Continued

         The amortized cost and fair value of investment securities and securities available for sale at December 31, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                      Amortized            Fair
                                                           cost           value
--------------------------------------------------------------------------------

Investment securities:
     Due within one year                        $       250,000         249,395
     Due after one year through five years              398,813         389,806
     Due after five years through ten years             500,000         432,278
     Due after ten years                                250,000         249,375
--------------------------------------------------------------------------------

                                                $     1,398,813       1,320,854
--------------------------------------------------------------------------------


Securities available for sale:
     Due within one year                                221,176         221,481
     Due after one year through five years            2,972,946       2,961,533
     Due after five years through ten years           8,179,941       8,109,219
     Due after ten years                              6,801,053       6,700,601
--------------------------------------------------------------------------------

                                                $    18,175,116      17,992,834
--------------------------------------------------------------------------------


   (4)   Loans and Allowance for Loan Losses

         The composition of loans at December 31, 1996 and 1995 is as follows:


                                        1996             1995
------------------------------------------------------------------

Commercial                         $  35,104,371       32,143,461
Real estate - construction             3,399,801        3,118,769
Real estate - mortgage                 2,885,286        2,702,213
Installment                            6,384,310        4,105,772
Home equity                              325,138          217,937
Bank card                                381,161          336,052
------------------------------------------------------------------

                                   $  48,480,067       42,624,204
------------------------------------------------------------------


                                                                     (Continued)

   (4)   Continued

         Activity in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994 is as follows:


                                     1996           1995         1994
------------------------------------------------------------------------

Balance, beginning of year    $     614,604        581,303      575,734
Provision charged to expense        130,000         50,000      245,000
Loans charged off                  (120,387)      (148,279)    (270,155)
Recoveries                          130,120        131,580       30,724
------------------------------------------------------------------------

Balance, end of year          $     754,337        614,604      581,303
------------------------------------------------------------------------

         Loans for which the accrual of interest has been discontinued totaled approximately $755,920 at December 31, 1996 and $266,850 at December 31, 1995. The effect on interest income from non-accrual loans was approximately $43,900, $20,000 and $35,700 for the years ended in 1996, 1995 and 1994, respectively.

         At December 31, 1996 and 1995, the recorded investment in loans which have been identified as impaired loans, in accordance with SFAS 114, as amended, totaled $755,920 and $266,850, respectively. Of this amount at December 31, 1996, $110,852 related to loans with no valuation allowance and $645,068 related to loans with a corresponding valuation allowance of $73,300. At December 31, 1995, $30,000 related to loans with no valuation allowance and $236,850 related to loans with a corresponding valuation allowance of $24,185.

         For the years ended December 31, 1996 and 1995, the average recorded investment in impaired loans was approximately $799,500 and $237,850, respectively, and no interest income was recognized on these impaired loans. Impaired loans at January 1, 1995, the date the Bank adopted SFAS 114, as amended, totaled approximately $32,900. The initial adoption of SFAS 114, as amended, did not require an increase to the Bank's allowance for loan losses.


                                                                     (Continued)

   (4)   Continued

         The Bank, in the normal course of business, makes loans to certain directors and executive officers of the Company and certain corporations and individuals related to such persons. These loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility at the time made. Following is a summary of activity during 1996 and 1995 for such loans:


                           Balance                                     Balance
               Year      January 1     Additions     Repayments    December 31
          --------------------------------------------------------------------

               1996    $ 3,071,819     4,613,881      4,437,195      3,248,505
               1995      2,500,994     5,241,837      4,671,012      3,071,819
                      --------------------------------------------------------

   (5)   Premises and Equipment

         Premises and equipment at December 31, 1996 and 1995 is composed of the following:

                                         Estimated
                                             lives
                                           (years)          1996        1995
------------------------------------------------------------------------------

Land                                             -     $   447,988     447,988
Building and improvements                        1-40      871,790     871,790
Furniture, fixtures and equipment                3-40      940,932     873,958
Computer equipment                               5         355,569     341,168
Vehicles                                         5          24,505      26,835
Construction in progress (new branch)            -         560,427           -
                                        --------------------------------------

                                                         3,201,211   2,561,739

Less accumulated depreciation                            1,398,998   1,276,465
------------------------------------------------------------------------------

Premises and equipment, net                            $ 1,802,213   1,285,274
------------------------------------------------------------------------------
                                                                     (Continued)

   (6)   Income Taxes

         Income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 consists of:


                                     1996         1995          1994
---------------------------------------------------------------------


Current - federal           $     382,348      260,234       123,260

Deferred - federal                (92,348)     (70,234)       31,740
---------------------------------------------------------------------

                            $     290,000      190,000       155,000
---------------------------------------------------------------------

         The actual income tax expense for 1996, 1995 and 1994 differs from the "expected" income tax expense (computed by applying the statutory U.S. federal corporate income tax rate to "income before income taxes") as follows:

                                                  Percent of pretax income
                                              -------------------------------
                                                    1996       1995     1994
-----------------------------------------------------------------------------

Statutory federal income tax rate                   34.0%      34.0%    34.0%
Increase (reduction) in taxes resulting from:
     Tax-exempt income                              (8.0)     (11.3)   (10.7)
     Other, net                                      (.1)        .6      (.1)
-----------------------------------------------------------------------------
                                                    25.9%      23.3%    23.2%
-----------------------------------------------------------------------------
                                                                     (Continued)

   (6)   Continued

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1996 and 1995 are as follows:


-----------------------------------------------------------------------------------------------------------
Deferred tax assets:
     Loans, principally due to the allowance for loan losses               $       132,948          64,792
     Deferred loan fees                                                              1,775           6,238
     Other real estate owned, principally due to the allowance for losses           50,268          26,096
     Unrealized losses on securities available for sale                             61,976               -
-----------------------------------------------------------------------------------------------------------

Total gross deferred tax assets                                                    246,967          97,126

Deferred tax liabilities:
     Unrealized gains on securities available for sale                                   -          38,083
     Premises and equipment, principally due to depreciation                        45,817          50,300
-----------------------------------------------------------------------------------------------------------

Total gross deferred tax liabilities                                                45,817          88,383
-----------------------------------------------------------------------------------------------------------

Net deferred tax asset                                                     $       201,150           8,743
-----------------------------------------------------------------------------------------------------------

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon recent levels of taxable income and projections for future taxable income over the periods in which the deferred tax assets are expected to become deductible, management believes it is more likely than not the Company will realize the benefits of all deductible differences.


   (7)   Stockholders' Equity and Regulatory Matters

         In October 1995, through a public and rights offering, the Company issued 259,075 shares of its common stock and realized $2,569,703 in net proceeds.

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated

                                                                     (Continued)

   (7)   Continued

         under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

         The most recent notification from the Federal Reserve Bank as of September 30, 1995, categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action (PCA). To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

         The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                       Required in order
                                                                      Required            to be well
                                                                     for capital       capitalized under
As of December 31, 1996                Actual                     adequacy purposes     PCA provisions
--------------------------------------------------------------------------------------------------------
                                Amount       Ratio     Amount      Ratio       Amount        Ratio
                             ---------------------------------------------------------------------------
Total capital
   (to risk weighted asets)  $8,710,838      14.9%    4,672,657     8.0%   5,840,821         10.0%

Tier 1 capital
   (to risk weighted assets)  8,710,838      14.9%    2,336,329     4.0%   3,504,493          6.0%

Tier 1 capital
   (to average assets)        8,710,838      11.5%    2,988,226     4.0%   3,735,283          5.0%
--------------------------------------------------------------------------------------------------------

As of December 31, 1995

Total capital
   (to risk weighted assets)  7,927,911      15.6%    4,062,572     8.0%   5,078,215         10.0%

Tier 1 capital
   (to risk weighted assets)  7,927,911      15.6%    2,031,286     4.0%   3,046,929          6.0%

Tier 1 capital
   (to average assets)        7,927,911      11.6%    2,712,649     4.0%   3,390,811          5.0%
--------------------------------------------------------------------------------------------------------

                                                                     (Continued)

   (8)   Financial Instruments with Off-Balance-Sheet Risk

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and standby letters of credit as it does for on-balance-sheet instruments.

         Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties. At December 31, 1996 and 1995, the Bank had approximately $2,493,446 and $2,603,722 in outstanding commitments to extend credit, respectively.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank had outstanding standby letters of credit of approximately $1,011,943 and $642,611 at December 31, 1996 and 1995, respectively.

         A geographic concentration exists within the Bank's loan portfolio as most of the Bank's business activity is with customers located in Chesterfield County, Virginia.

                                                                     (Continued)

   (9)   Stock Option Plan

         During 1994, the Company adopted a stock option plan which provides for the granting of options to key executives and directors of the Company to purchase shares of the Company's common stock at the greater of book value or fair market value at the date of grant. The plan provides for the granting of stock options for 90,000 shares of the Company's common stock and an option's maximum term is 10 years.

         A summary of the status of the Company's stock option plan as of December 31, 1996, 1995 and 1994, and changes during those years is presented as follows:



                                1996                    1995                   1994
                      ------------------------  ----------------------  ------------------
                                    Weighted-                Weighted-           Weighted-
                                      average                  average             average
                                     exercise                 exercise            exercise
                        Shares          price     Shares         price     Shares    price
------------------------------------------------------------------------------------------
Options outstanding at
   beginning of year    72,000     $    8.19     72,000          8.19          -         -

Options granted         18,000         13.50          -             -     72,000      8.19

Options exercised            -             -          -             -          -         -
------------------------------------------------------------------------------------------

Options outstanding at
    end of year         90,000     $    9.25     72,000          8.19     72,000      8.19
------------------------------------------------------------------------------------------

         All options are exercisable upon date of grant. The remaining contractual lives of the options granted in 1996 and 1994 are 9.8 years and 7.5 years, respectively, at December 31, 1996. The weighted average remaining contractual life of total options is 8.0 years at December 31, 1996.

         The Company applies APB Opinion 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the methods of FASB Statement 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below. In accordance with the transition provisions of FASB Statement 123, the pro forma amounts reflect options with grant dates subsequent to January 1, 1995 (none in 1995).


                                                                     (Continued)

   (9)   Continued


                                                       Year ended
                                                December 31, 1996
-----------------------------------------------------------------

Net income:
     As reported                                $        830,517
     Pro forma                                           782,047

Net income per share:
     As reported                                            1.05
     Pro forma                                               .99
-----------------------------------------------------------------

         For purposes of computing the pro forma amounts indicated above, the fair value of each option on the date of grant is estimated using the Black-Scholes option-pricing model with the following assumptions for the grant in 1996: dividend yield of 2%, expected volatility of 30%, risk-free interest rate of 5.8% and an expected option life of 5 years. The fair value of each option granted during 1996 was $4.


  (10)   Employee Benefit Plans

         Under the Company's 401(k) Plan, all full-time employees over 21 years who have completed 90 days of service may elect to contribute up to 19% of their salaries. Participants have the option of investing in several investment funds. The Company contributed an amount equal to 100% of the participant's contribution limited to 3% of the employee's compensation along with a discretionary contribution at year end as authorized by the Board of Directors. The Company's contributions are fully vested to the participant after 7 years. The Company's contributions to the Plan approximated $40,800, $27,500 and $11,600 in 1996, 1995 and 1994, respectively.

         In 1996, the Company established a nonqualified deferred compensation plan for executives providing for fixed annual benefits payable over a period of 10 years in the event of death, disability or retirement at age 65. Benefits will be funded by the Company. The cost of these benefits is being charged to expense and accrued using a present value method over the expected term of employment. During the year ended December 31, 1996, the Company expensed approximately $16,000 associated with this plan.


                                                                     (Continued)

(11)     Disclosures About Fair Values of Financial Instruments

         The following  methods and  assumptions  were used to estimate the fair
         value  of  each  class  of  financial   instruments  for  which  it  is
         practicable to estimate that fair value.

         Cash and Due from Banks, Federal Funds Sold and Interest-Bearing Deposits in Other Depository Institutions

         For those short-term investments, the carrying amount is a reasonable estimate of fair value.

         Investment Securities and Securities Available for Sale

         For investment securities and securities available for sale, fair value is determined by quoted market price. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

         Loans

         The fair value of performing loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Fair values for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows.

         Deposits

         The fair value of demand deposits, interest-bearing transaction accounts and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar terms and remaining maturities.


                                                                     (Continued)

  (11)   Continued

         Commitments to Extend Credit and Standby Letters of Credit

         The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated costs to terminate them or otherwise settle the obligations with the counterparties at the reporting date. At December 31, 1996, the carrying amount and fair value of loan commitments and standby letters of credit were immaterial.

         The carrying amount and estimated fair values of the Company's financial instruments as of December 31, 1996 and 1995 are as follows:


                                                                                    1996
                                                                   --------------------------------
                                                                          Carrying            Fair
                                                                            Amount           Value
---------------------------------------------------------------------------------------------------
Financial assets:
     Cash and due from banks                                       $     3,552,843       3,552,843
     Federal funds sold                                                  4,418,000       4,418,000
     Interest-bearing deposits in other depository institutions          1,170,024       1,170,024
     Investment securities                                               1,398,813       1,320,854
     Securities available for sale                                      17,992,834      17,992,834
     Net loans                                                          47,725,730      47,006,228
---------------------------------------------------------------------------------------------------

Financial liabilities -
     Deposits                                                      $    70,402,092      71,689,242
---------------------------------------------------------------------------------------------------



                                                                                    1995
                                                                  --------------------------------
                                                                         Carrying            Fair
                                                                           Amount           Value
--------------------------------------------------------------------------------------------------
Financial assets:
     Cash and due from banks                                      $     2,282,871       2,282,871
     Federal funds sold                                                 3,228,000       3,228,000
     Interest-bearing deposits in other depository institutions           865,226         865,226
     Investment securities                                              1,398,371       1,295,000
     Securities available for sale                                     21,055,076      21,055,076
     Net loans                                                         42,009,600      42,473,752
--------------------------------------------------------------------------------------------------

Financial liabilities -
     Deposits                                                     $    65,068,888      65,642,464
--------------------------------------------------------------------------------------------------

                                                                     (Continued)

(12)     Subsequent Event

         On January 14, 1997, the Board of Directors voted to enter into an Agreement and Plan of Reorganization (the Agreement) with Community Bankshares Incorporated, a two-bank holding company with operations principally in Petersburg and Richmond, Virginia. In accordance with the Agreement the Company will become a wholly-owned subsidiary of Community Bankshares Incorporated through the exchange of each outstanding share of common stock of the Company for 1.1054 shares of the common stock of Community Bankshares Incorporated. The consummation of the Agreement is subject to a number of conditions including shareholder and regulatory approvals.

COUNTY BANK OF CHESTERFIELD

STATEMENTS OF CONDITION
(In Thousands)
June 30, 1997 and 1996


ASSETS                                                             1997          1996
----------------------------------------------------------------------------------------
Cash and due from banks                                           $ 4,330       $ 2,100
Federal funds sold                                                  1,441         5,424
                                                            ----------------------------
              Total cash and cash equivalents                       5,771         7,524

Investment securities:
    Interest-bearing deposits in other depository
        institutions                                                  770           868
    Available for sale                                             17,823        20,389
    Held to maturity                                                  899         1,399
    Loans, net                                                     54,345        44,491
    Bank premises and equipment, net                                2,347         1,320
    Other real estate owned                                           931           732
    Other assets                                                      925           758
                                                            ----------------------------
                                                                 $ 83,811      $ 77,481
                                                            ============================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
    Noninterest-bearing deposits                                 $ 10,893      $ 10,628
    Interest-bearing demand deposits                               63,601        58,489
                                                            ----------------------------
                                                                   74,494        69,117
Other liabilities                                                     426           360
                                                            ----------------------------
                                                                   74,920        69,477
                                                            ----------------------------

Commitments and Contingencies


Stockholders' Equity
    Capital stock                                                   3,966         3,966
    Surplus                                                         2,609         2,610
    Retained earnings                                               2,447         1,704
    Net unrealized losses on available for sale securities,
        net of tax                                                   (131)         (276)
                                                            ----------------------------
                                                                    8,891         8,004
                                                            ----------------------------

                                                                 $ 83,811      $ 77,481
                                                            ============================

COUNTY BANK OF CHESTERFIELD

STATEMENTS OF OPERATIONS
(In Thousands)
Six months ended June 30, 1997 and 1996



                                                         1997         1996
-------------------------------------------------------------------------------
Interest income:
    Interest and fees on loans                            $ 2,592      $ 2,261
Interest on investment securities:
    U. S. Government agencies and corporations                454          461
    Other securities                                           36           32
    States and political subdivisions                         136          171
    Interest on federal funds sold and securities
        purchased under agreements to resell                   34           62
                                                       ------------------------
              Total interest income                         3,252        2,987
                                                       ------------------------

Interest expense:
    Interest on deposits                                    1,524        1,498
    Interest on federal funds purchased and securities
        sold under agreements to repurchase                     3            -
                                                       ------------------------
              Total interest expense                        1,527        1,498
                                                       ------------------------

              Net interest income                           1,725        1,489

Provision for loan losses                                      25           36
                                                       ------------------------

              Net interest income after provision for
                  loan losses                               1,700        1,453
                                                       ------------------------

Other income:
    Service charges, commissions and fees                     190          188
    Security gains                                              -            2
    Other operating income                                     58           33
                                                       ------------------------
              Total other income                              248          223
                                                       ------------------------

Other expenses:
    Salaries and employee benefits                            748          611
    Expense on premises and fixed assets, net                 181          148
    Other operating expenses                                  503          374
                                                       ------------------------
              Total other expenses                          1,432        1,133
                                                       ------------------------

              Income before income taxes                      516          543

Income taxes                                                  140          143
                                                       ------------------------

              Net income                                    $ 376        $ 400
                                                       ========================


Earnings per common and common equivalent
    share based on 793,175 shares outstanding              $ 0.47       $ 0.50
                                                       ========================

Earnings per common share, assuming full dilution
    based on 793,175 shares                                $ 0.47       $ 0.50
                                                       ========================

COMMUNITY BANKSHARES INCORPORATED AND COUNTY BANK OF CHESTERFIELD

PRO FORMA CONDENSED BALANCE SHEET
(In Thousands)
AS OF JUNE 30, 1997

                                                                                                PRO FORMA        PRO FORMA
ASSETS                                                               CBI           CBOC        ADJUSTMENTS       COMBINED
--------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                            $ 8,388       $ 4,330       $    -            $ 12,718
Federal funds sold                                                   5,021         1,441            -               6,462
                                                              ------------------------------------------------------------
              Total cash and cash equivalents                       13,409         5,771            -              19,180

Investment securities:
    Interest-bearing deposits in other depository institutions           -           770            -                 770
    Available for sale                                              21,368        17,823            -              39,191
    Held to maturity                                                14,234           899            -              15,133
    Loans, net                                                     118,097        54,345            -             172,442
    Bank premises and equipment, net                                 2,545         2,347            -               4,892
    Other real estate owned                                            198           931            -               1,129
    Other assets                                                     2,709           925            -               3,634
                                                              ------------------------------------------------------------
                                                                 $ 172,560      $ 83,811       $    -           $ 256,371
                                                              ============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
    Noninterest-bearing deposits                                  $ 26,742      $ 10,893       $    -              37,635
    Interest-bearing deposits                                      123,980        63,601            -             187,581
                                                              ------------------------------------------------------------
                                                                   150,722        74,494            -             225,216
Securities sold under agreements to repurchase                       1,044             -            -               1,044
Other liabilities                                                      952           426            -               1,378
Guaranteed debt of Employee Stock Ownership Trust                      220             -            -                 220
                                                              ------------------------------------------------------------
                                                                   152,938        74,920            -             227,858
                                                              ------------------------------------------------------------

Commitments and Contingencies


Stockholders' Equity
    Capital stock, par value $3                                      5,677             -        2,630               8,307
    Capital stock, par value $5                                          -         3,966       (3,966)                  -
    Surplus                                                          1,712         2,609        1,336               5,657
    Retained earnings                                               12,600         2,447            -              15,047
    Net unrealized losses on available for sale securities,
       net of tax                                                     (149)         (131)           -                (280)
                                                              ------------------------------------------------------------
                                                                    19,840         8,891            -              28,731

    Unearned ESOP shares                                              (218)            -            -                (218)
                                                              ------------------------------------------------------------
                                                                    19,622         8,891            -              28,513
                                                              ------------------------------------------------------------
                                                                 $ 172,560      $ 83,811            -           $ 256,371
                                                              ============================================================

See Notes to Pro Forma Consolidated Financial Information.

COMMUNITY BANKSHARES INCORPORATED AND COUNTY BANK OF CHESTERFIELD

PRO FORMA CONDENSED STATEMENT OF INCOME
(In Thousands)
Six months ended June 30, 1997

                                                                                       PRO FORMA           PRO FORMA
                                                             CBI         CBOC         ADJUSTMENTS          COMBINED
---------------------------------------------------------------------------------------------------------------------
Interest income:
    Interest and fees on loans                             $ 5,741      $ 2,592        $     -              $ 8,333
Interest on investment securities:
    U. S. Government agencies and corporations               1,131          454              -                1,585
    Other securities                                            29           36              -                   65
    States and political subdivisions                           60          136              -                  196
    Interest on federal funds sold and securities
        purchased under agreements to resell                   135           34              -                  169
                                                       -------------------------------------------------------------
              Total interest income                          7,096        3,252              -               10,348
                                                       -------------------------------------------------------------

Interest expense:
    Interest on deposits                                     2,692        1,524              -                4,216
    Interest on federal funds purchased and securities
        sold under agreements to repurchase                     19            3              -                   22
                                                       -------------------------------------------------------------
              Total interest expense                         2,711        1,527              -                4,238
                                                       -------------------------------------------------------------

              Net interest income                            4,385        1,725              -                6,110

Provision for loan losses                                        -           25              -                   25
                                                       -------------------------------------------------------------

              Net interest income after provision for
                  loan losses                                4,385        1,700              -                6,085
                                                       -------------------------------------------------------------

Other income:
    Service charges, commissions and fees                      480          190              -                  670
    Security losses                                             (7)           -                                  (7)
    Other operating income                                     116           58              -                  174
                                                       -------------------------------------------------------------
              Total other income                               589          248              -                  837
                                                       -------------------------------------------------------------

Other expenses:
    Salaries and employee benefits                           1,514          748              -                2,262
    Expense on premises and fixed assets, net                  402          181              -                  583
    Other operating expenses                                   833          503              -                1,336
                                                       -------------------------------------------------------------
              Total other expenses                           2,749        1,432              -                4,181
                                                       -------------------------------------------------------------

              Income before income taxes                     2,225          516              -                2,741

Income taxes                                                   836          140              -                  976
                                                       -------------------------------------------------------------

              Net income                                   $ 1,389        $ 376        $     -              $ 1,765
                                                       -------------------------------------------------------------


Earnings per share (based on 1,972,509 shares
    outstanding CBI: 793,175 shares outstanding CBOC)      $ 0.70        $ 0.47                              $ 0.62
                                                       -------------------------                        ------------
Earnings per share (based on 1,982,163 shares
    outstanding CBI; 793,175 shares outstanding CBOC),
    assuming full dilution                                 $ 0.70        $ 0.47                              $ 0.62
                                                       -------------------------                        ------------


See Notes to Pro Forma Consolidated Financial Information.

       Community Bankshares Incorporated and County Bank of Chesterfield
                    Pro Forma Combined Financial Statements
                                  Assumptions
                                 June 30, 1997


Balance Sheet

(a) It is assumed that the Reorganization will be accounted for on a pooling of interests accounting basis and, accordingly, the related pro forma adjustments have been calculated using the exchange ratio, whereby CBI will issue 1.1054 shares of stock for each share of CBOC stock.

As a result, as of June 30, 1997, information was appropriately adjusted for the Reorganization by the (a) addition of 876,776 shares of CBI common stock amounting to $2,630,328, (b) elimination of 793,175 shares of CBOC common stock amounting to $3,965,875 and (c) recordation of the remaining amount of $1,335,548 as an increase in capital surplus.

Income Statement

No significant assumptions.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMMUNITY BANKSHARES INCORPORATED


October 20, 1997                       /s/ Nathan S. Jones, 3rd
                                           --------------------
                                           Nathan S. Jones, 3rd
                                           President and Chief Executive Officer




                                       /s/ Thomas H. Caffrey, Jr.
                                           ----------------------
                                           Thomas H. Caffrey, Jr.
                                           Chief Financial Officer